Exhibit 99.1
Everspin Reports Unaudited First Quarter 2026 Financial Results
Chandler, AZ, April 29, 2026—Everspin Technologies, Inc. (NASDAQ: MRAM), the world’s leading developer and manufacturer of magnetoresistive random access memory (MRAM) persistent memory solutions, today announced preliminary unaudited financial results for the first quarter ended March 31, 2026.
“Our first quarter results were driven by strength in Industrial Automation, Transportation, and Data Center applications,” said Sanjeev Aggarwal, President and Chief Executive Officer. “Additionally, we have started to see a recovery in customer demand especially in Japan as inventory levels have been worked down. We are also very excited to announce a new $40 million contract with a US prime contractor to provide State of the Art (SOTA) MRAM process technology capabilities and engineering services for United States Defense Industrial Base customers.”
First Quarter 2026 Results
•Total revenue of $14.9 million, compared to $13.1 million in the first quarter of 2025.
•MRAM product sales, which include both Toggle and STT-MRAM revenue, of $14.1 million, compared to $11.0 million in the first quarter of 2025.
•Licensing, royalty, patent, and other revenue of $0.8 million, compared to $2.1 million in the first quarter of 2025.
•Gross margin of 52.7%, compared to 51.4% in the first quarter of 2025.
•GAAP operating expenses of $10.6 million, compared to $8.7 million in the first quarter of 2025.
•Interest and Other income, net of $2.4 million, compared to $0.8 million in the first quarter of 2025.
•GAAP net loss of $0.3 million, or $(0.01) per diluted share, compared to net loss of $1.2 million, or $(0.05) per diluted share, in the first quarter of 2025.
•Non-GAAP net income of $2.6 million, or $0.11 per diluted share, compared to non-GAAP net income of $0.4 million, or $0.02 per diluted share, in the first quarter of 2025.
•Cash and cash equivalents as of March 31, 2026, totaled $40.5 million.
“We are pleased with our first quarter results, which came in at the high end of our expectations, driven by increasing product revenue. Our balance sheet remains strong, providing us with the necessary capital to execute our recently signed Foundry Services Agreement with Microchip, as well as continuing to invest in product development to deliver on our roadmap and enabling the Company to address opportunities that will drive future growth. We continue to prioritize strong operational execution and prudent expense management,” said Bill Cooper, Everspin’s Chief Financial Officer.
Business Outlook
For the second quarter of 2026, Everspin expects total revenue in a range of $15.5 million to $16.5 million and GAAP net loss per share to be between ($0.12) and $(0.07). Non-GAAP net income per diluted share is anticipated to be between $0.00 and $0.03. This guidance excludes any impact from the new sub-contractor agreement announced today.
A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges are impacted by the timing of employee stock transactions, the future fair market value of Everspin’s common stock, and Everspin’s future hiring and retention needs, all of which are difficult to predict and subject to constant change. These factors could be material to Everspin’s results computed in accordance with GAAP. This outlook is dependent on Everspin's current expectations, which may be impacted by, among other things, evolving external conditions, such as public health-related events or outbreaks, local safety guidelines, worsening impacts due to supply chain constraints or interruptions, including general market and semiconductor industry volatility, and the other risk factors described in Everspin's filings with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, its Quarterly Reports on Form 10-Q filed with the SEC during 2026, as well as in its subsequent filings with the SEC.

Use of Non-GAAP Financial Measures
Everspin supplements the reporting of its financial information determined under generally accepted accounting principles in the United States of America (GAAP) with Non-GAAP financial measures including gross profit, gross margin, operating expenses, operating income (loss), operating margin, net income (loss), and EPS which are defined as the GAAP financial measures excluding the effect of stock-based compensation and litigation costs. Everspin’s GAAP tax rate is effectively zero due to NOL carryforwards, thus a Non-GAAP tax rate is not included as a Non-GAAP financial measure.
Everspin’s management and board of directors use these non-GAAP measures to understand and evaluate its operating performance and trends, to prepare and approve its annual budget and to develop short-term and long-term operating and financing plans. Accordingly, Everspin believes that these non-GAAP measures provide useful information for investors in understanding and evaluating its operating results in the same manner as its management and board of directors. These non-GAAP financial measures should be considered in addition to, not as superior to, or as a substitute for, financial measures reported in accordance with GAAP. Moreover, other companies may define these non-GAAP measures differently, which limits the usefulness of this measure for comparisons with such other companies. Everspin encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.
Conference Call
Everspin will host a conference call for analysts and investors on Wednesday, April 29, 2026, at 5:00 p.m. Eastern Time.
Dial-in details: To access the call by phone, please go to this link and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.
The live webcast of the call will be accessible on Everspin’s website at investor.everspin.com. Approximately two hours after the conclusion of the live event, an archived webcast of the conference call will be accessible from the Investor Relations section of Everspin’s website for twelve months.
About Everspin Technologies
Everspin Technologies, Inc. is the world’s leading provider of magnetoresistive RAM (MRAM). Everspin MRAM delivers the industry’s most robust, highest-performance non-volatile memory for industrial IoT, data centers and other mission-critical applications where data persistence is paramount. Headquartered in Chandler, Arizona, Everspin provides commercially available MRAM solutions to a large and diverse customer base. For more information, visit www.everspin.com. NASDAQ: MRAM.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future results that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the statements made under the caption “Business Outlook.” Forward-looking statements are identified by words such as “expects” or similar expressions. These include, but are not limited to, Everspin’s future financial performance, including the outlook for second quarter 2026 results. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the risks set forth under the caption “Risk Factors” in Everspin’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 4, 2026, and its Quarterly Reports on Form 10-Q filed with the SEC during 2026, as well as in its subsequent filings with the SEC. Any forward-looking statements made by Everspin in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.
Investor Relations:
Monica Gould
The Blueshirt Group
T: 212-871-3927
ir@everspin.com

EVERSPIN TECHNOLOGIES, INC.
Condensed Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$40,494	$44,450
Accounts receivable, net	10,164	8,101
Inventory	11,255	10,734
Prepaid expenses and other current assets	1,811	1,877
Total current assets	63,724	65,162
Property and equipment, net	14,925	14,140
Intangible assets, net	1,272	1,714
Right-of-use assets	2,918	3,251
Other assets	352	342
Total assets	$83,191	$84,609

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,510	$5,180
Accrued liabilities	4,531	3,651
Lease liabilities, current portion	1,399	1,381
Contract obligations	291	1,472
Software liabilities, current portion	1,329	1,769
Total current liabilities	11,060	13,453
Lease liabilities, net of current portion	1,599	1,956
Software liabilities, net of current portion	16	15
Long-term income tax liability	271	268
Total liabilities	$12,946	$15,692
Commitments and contingencies (Note 5)
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized; no shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized; 23,320,978 and 22,977,797 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	2	2
Additional paid-in capital	207,996	206,370
Accumulated deficit	(137,753)	(137,455)
Total stockholders’ equity	70,245	68,917
Total liabilities and stockholders’ equity	$83,191	$84,609

EVERSPIN TECHNOLOGIES, INC.
Condensed Statements of Operations and Comprehensive Income (Loss)
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Product sales	$14,100	$11,026
Licensing, royalty, patent, engineering services and other revenue	772	2,112
Total revenue	14,872	13,138
Cost of product sales	6,955	6,029
Cost of licensing, royalty, patent, engineering services and other revenue	74	356
Total cost of sales	7,029	6,385
Gross profit	7,843	6,753
Operating expenses:
Research and development	3,605	3,356
General and administrative	5,061	3,838
Sales and marketing	1,893	1,491
Total operating expenses	10,559	8,685
Loss from operations	(2,716)	(1,932)
Interest income	317	408
Other income, net	2,106	388
Net loss before income taxes	(293)	(1,136)
Income tax expense	(3)	(30)
Net loss and comprehensive loss	$(296)	$(1,166)
Net loss per common share:
Basic	$(0.01)	$(0.05)
Diluted	$(0.01)	$(0.05)
Weighted average shares of common stock outstanding:
Basic	23,137,815	22,188,114
Diluted	23,137,815	22,188,114

EVERSPIN TECHNOLOGIES, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net loss	$(296)	$(1,166)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	699	846
Stock-based compensation	1,300	1,577
Changes in operating assets and liabilities:
Accounts receivable	(2,063)	(843)
Inventory	(521)	(1,881)
Prepaid expenses and other current assets	66	235
Other assets	30	(56)
Accounts payable	1,575	1,066
Accrued liabilities	948	(103)
Deferred revenue	—	1,062
Contract obligations	(1,181)	564
Lease liabilities, net	10	15
Long-term income tax liability	3	124
Net cash provided by operating activities	570	1,440
Cash flows from investing activities
Purchases of property and equipment	(4,355)	(913)
Purchases of intangible assets	(479)	(478)
Net cash used in investing activities	(4,834)	(1,391)
Cash flows from financing activities
Payments on finance leases	(16)	(17)
Proceeds from exercise of stock options and purchase of shares in employee stock purchase plan	324	29
Net cash provided by financing activities	308	12
Net (decrease) increase in cash and cash equivalents	(3,956)	61
Cash and cash equivalents at beginning of period	44,450	42,097
Cash and cash equivalents at end of period	$40,494	$42,158
Supplementary cash flow information:
Operating cash flows paid for operating leases	$357	$353
Financing cash flows paid for finance leases	$16	$17
Non-cash investing and financing activities:
Purchases of property and equipment in accounts payable and accrued liabilities	$485	$230

EVERSPIN TECHNOLOGIES, INC.
Supplemental Quarterly Financial Results
(In thousands, except per share amounts)
(Unaudited)

	GAAP Financial Results
	Three months ended March 31,			Three months ended December 31, 2025
	2026	2025	Y/Y		Q/Q
Revenue	$14,872	$13,138	13%	$14,803	—%
Gross Profit	$7,843	$6,753	16%	$7,515	4%
Gross Margin	52.7%	51.4%	Up 1.3 ppts	50.8%	Up 1.9 ppts

Operating Expenses	$10,559	$8,685	22%	$8,585	23%
Operating Loss	$(2,716)	$(1,932)	(41)%	$(1,070)	(154)%
Operating Margin	(18.3)%	(14.7)%	Down 3.6 ppts	(7.2)%	Down 11.1 ppts

Interest and Other Income	$2,423	$796	204%	$2,394	1%
Net (Loss) Income	$(296)	$(1,166)	75%	$1,196	(125)%
Diluted Earnings Per Share	$(0.01)	$(0.05)	76%	$0.05	(126)%

	Non-GAAP Financial Results
	Three months ended March 31,			Three months ended December 31, 2025
	2026	2025	Y/Y		Q/Q
Revenue	$14,872	$13,138	13%	$14,803	—%
Gross Profit	$7,984	$6,939	15%	$7,672	4%
Gross Margin	53.7%	52.8%	Up 0.9 ppts	51.8%	Up 1.9 ppts

Operating Expenses	$7,771	$7,294	7%	$7,369	5%
Operating Income (Loss)	$213	$(355)	160%	$303	(30)%
Operating Margin	1.4%	(2.7)%	Up 4.1 ppts	2.0%	Down 0.6 ppts

Interest and Other Income	$2,423	$796	204%	$2,394	1%
Net Income	$2,633	$411	541%	$2,569	2%
Diluted Earnings Per Share	$0.11	$0.02	450%	$0.11	—%

EVERSPIN TECHNOLOGIES, INC.
Supplemental Reconciliations of GAAP Results to Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,				December 31, 2025
	2026		2025
	Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP	$7,843	52.7%	$6,753	51.4%	$7,515	50.8%
Stock-Based Compensation, COGS	141		186		157
Non-GAAP	$7,984	53.7%	$6,939	52.8%	$7,672	51.8%

	Operating Expenses	As a % of Revenue	Operating Expenses	As a % of Revenue	Operating Expenses	As a % of Revenue
GAAP	$10,559	71.0%	$8,685	66.1%	$8,585	58.0%
Stock-Based Compensation, R&D	(350)		(497)		(397)
Stock-Based Compensation, SG&A	(809)		(894)		(819)
Litigation Costs	(1,629)		—		—
Non-GAAP	$7,771	52.3%	$7,294	55.5%	$7,369	49.8%

	Operating Income (Loss)	Operating Margin	Operating Income (Loss)	Operating Margin	Operating Income (Loss)	Operating Margin
GAAP	$(2,716)	(18.3)%	$(1,932)	(14.7)%	$(1,070)	(7.2)%
Stock-Based Compensation	1,300		1,577		1,373
Litigation Costs	1,629		—		—
Non-GAAP	$213	1.4%	$(355)	(2.7)%	$303	2.0%

	Net Income (Loss)	Earnings Per Share	Net Income (Loss)	Earnings Per Share	Net Income (Loss)	Earnings Per Share
GAAP	$(296)	$(0.01)	$(1,166)	$(0.05)	$1,196	$0.05
Stock-Based Compensation	1,300	$0.05	1,577	$0.07	1,373	$0.06
Litigation Costs	1,629	$0.07	—	$—	—	$—
Non-GAAP	$2,633	$0.11	$411	$0.02	$2,569	$0.11